Exhibit 99.1

RED ROCK RESORTS ANNOUNCES FILING OF ITS QUARTERLY

FINANCIAL RESULTS AND SCHEDULES INVESTOR CALL

LAS VEGAS, May 11, 2020 /PRNewswire/ — Red Rock Resorts, Inc. (“Red Rock Resorts”, “we” or the “Company”) (NASDAQ: RRR) announced today that it will release the Company’s financial results for the first quarter 2020 on Tuesday, May 19, 2020 and will hold a conference call on the same day at 4:30 p.m. ET (1:30 p.m. PT). The conference call will consist of prepared remarks from the Company and will include a question and answer session.

To listen to the conference call, please dial into the conference operator no later than 4:15 p.m. ET (1:15 p.m. PT) at (888) 317-6003 using the passcode: 6851738. For those of you dialing in internationally, your dial in number is (412) 317-6061. A live audio webcast of the call will also be available at http://www.redrockresorts.com/.

A replay of the call will be available through May 26, 2020 by dialing in at (877) 344-7529 or internationally at (412) 317-0088 using conference ID: 10138305. An audio archive of the call will also be available at www.redrockresorts.com.

About Red Rock Resorts

Red Rock Resorts owns a majority indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palms Casino Resort, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem and Wildfire Lake Mead. Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens. In addition, Station Casinos is the manager of Graton Resort & Casino in northern California.

Investors:

Red Rock Resorts

Stephen L. Cootey

Rodney S. Atamian

(702) 495-3550

Media:

Michael Britt

(702) 495-3693